                                                                  Exhibit 4.1

                                DIMAC Holdings, Inc.

                                     as issuer

                      151/2% Senior Notes due October 22, 2009
                   ______________________________________________


                                     INDENTURE

                            Dated as of October 22, 1998
                   ______________________________________________



                             Wilmington Trust Company,

                                      Trustee

                                CROSS-REFERENCE TABLE*

Trust Indenture                                                        Indenture
  Act Section                                                           Section
---------------                                                        ---------

310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
310(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
310(a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
310(a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
310(a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
310(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.8; 7.10
310(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
311(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
311(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
312(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.3
312(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.3
313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
313(b)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
313(b)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
313(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
313(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.3; 4.4
314(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.4
314(c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.4
314(c)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.5
314(f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1
315(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.5
315(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1
315(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1
315(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.11
316(a)(last sentence). . . . . . . . . . . . . . . . . . . . . . . . . 2.9
316(a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.5
316(a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.4
316(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
316(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.2
316(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.4
317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.8
317(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.9
317(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.1
318(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
318(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.1

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . .  .1
     Section 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . .  .1
     Section 1.2    Other Definitions. . . . . . . . . . . . . . . . . . . .  12
     Section 1.3    Incorporation by Reference of Trust Indenture Act. . . .  13
     Section 1.4    Rules of Construction. . . . . . . . . . . . . . . . . .  13

ARTICLE II THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 2.1    Form and Dating. . . . . . . . . . . . . . . . . . . . .  14
     Section 2.2    Execution and Authentication . . . . . . . . . . . . . .  14
     Section 2.3    Registrar, Paying Agent and Depository . . . . . . . . .  15
     Section 2.4    Paying Agent to Hold Money in Trust. . . . . . . . . . .  16
     Section 2.5    Holder Lists . . . . . . . . . . . . . . . . . . . . . .  16
     Section 2.6    Transfer and Exchange. . . . . . . . . . . . . . . . . .  16
     Section 2.7    Replacement Notes. . . . . . . . . . . . . . . . . . . .  19
     Section 2.8    Outstanding Notes. . . . . . . . . . . . . . . . . . . .  19
     Section 2.9    Treasury Notes . . . . . . . . . . . . . . . . . . . . .  20
     Section 2.10   Temporary Notes. . . . . . . . . . . . . . . . . . . . .  20
     Section 2.11   Cancellation . . . . . . . . . . . . . . . . . . . . . .  20
     Section 2.12   Defaulted Interest . . . . . . . . . . . . . . . . . . .  21
     Section 2.13   Legends. . . . . . . . . . . . . . . . . . . . . . . . .  21
     Section 2.14   Deposit of Moneys. . . . . . . . . . . . . . . . . . . .  22

ARTICLE III REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 3.1    Notices to Trustee . . . . . . . . . . . . . . . . . . .  22
     Section 3.2    Selection of Notes to Be Redeemed. . . . . . . . . . . .  22
     Section 3.3    Notice of Redemption . . . . . . . . . . . . . . . . . .  22
     Section 3.4    Effect of Notice of Redemption.. . . . . . . . . . . . .  23
     Section 3.5    Deposit of Redemption Price. . . . . . . . . . . . . . .  23
     Section 3.6    Notes Redeemed in Part.. . . . . . . . . . . . . . . . .  24
     Section 3.7    Optional Redemption. . . . . . . . . . . . . . . . . . .  24

ARTICLE IV COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 4.1    Payment of Notes.. . . . . . . . . . . . . . . . . . . .  24
     Section 4.2    Maintenance of Office or Agency. . . . . . . . . . . . .  24
     Section 4.3    Reports. . . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 4.4    Compliance Certificate . . . . . . . . . . . . . . . . .  26
     Section 4.5    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 4.6    Stay, Extension and Usury Laws . . . . . . . . . . . . .  27
     Section 4.7    Limitation on Restricted Payments. . . . . . . . . . . .  27
     Section 4.8    Limitation on Restrictions on Dividends
                    from Restricted Subsidiaries . . . . . . . . . . . . . .  28
     Section 4.9    Limitation on Additional Indebtedness and
                    Issuance of Disqualified Capital Stock . . . . . . . . .  29
     Section 4.10   Limitation on Asset Sales. . . . . . . . . . . . . . . .  29
     Section 4.11   Limitation on Transactions With Affiliates . . . . . . .  31
     Section 4.12   Limitation on Liens. . . . . . . . . . . . . . . . . . .  32
     Section 4.13   Corporate Existence. . . . . . . . . . . . . . . . . . .  32
     Section 4.14   Repurchase Upon a Change of Control. . . . . . . . . . .  32
     Section 4.15   Maintenance of Properties. . . . . . . . . . . . . . . .  34
     Section 4.16   Maintenance of Insurance . . . . . . . . . . . . . . . .  34

     Section 4.17   Investment Company Act . . . . . . . . . . . . . . . . .  34
     Section 4.18   Ownership of Subsidiaries. . . . . . . . . . . . . . . .  34
     Section 4.19   Limitation on Business . . . . . . . . . . . . . . . . .  34
     Section 4.20   Employee Plans . . . . . . . . . . . . . . . . . . . . .  35
     Section 4.21   Compliance with Laws; Maintenance of Licenses. . . . . .  35
     Section 4.22   Available Cash . . . . . . . . . . . . . . . . . . . . .  35
     Section 4.23   Fiscal Years . . . . . . . . . . . . . . . . . . . . . .  35
     Section 4.24   Limitation on Acquisitions . . . . . . . . . . . . . . .  35
     Section 4.25   Limitation on Capital Expenditures . . . . . . . . . . .  36
     Section 4.26   Inspection of Properties and Records.. . . . . . . . . .  36

ARTICLE V SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 5.1    When DIMAC Holdings May Merge, etc.. . . . . . . . . . .  36
     Section 5.2    Successor Substituted. . . . . . . . . . . . . . . . . .  37

ARTICLE VI DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . .  37
     Section 6.1    Events of Default. . . . . . . . . . . . . . . . . . . .  37
     Section 6.2    Acceleration . . . . . . . . . . . . . . . . . . . . . .  39
     Section 6.3    Other Remedies . . . . . . . . . . . . . . . . . . . . .  40
     Section 6.4    Waiver of Past Defaults. . . . . . . . . . . . . . . . .  40
     Section 6.5    Control by Majority. . . . . . . . . . . . . . . . . . .  40
     Section 6.6    Limitation on Suits. . . . . . . . . . . . . . . . . . .  40
     Section 6.7    Rights of Holders to Receive Payment . . . . . . . . . .  41
     Section 6.8    Collection Suit by Trustee . . . . . . . . . . . . . . .  41
     Section 6.9    Trustee May File Proofs of Claim . . . . . . . . . . . .  41
     Section 6.10   Priorities . . . . . . . . . . . . . . . . . . . . . . .  41
     Section 6.11   Undertaking for Costs. . . . . . . . . . . . . . . . . .  42
     Section 6.12   Premium on Acceleration. . . . . . . . . . . . . . . . .  42

ARTICLE VII TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 7.1    Duties of Trustee. . . . . . . . . . . . . . . . . . . .  43
     Section 7.2    Rights of Trustee. . . . . . . . . . . . . . . . . . . .  44
     Section 7.3    Individual Rights of Trustee . . . . . . . . . . . . . .  44
     Section 7.4    Trustee's Disclaimer . . . . . . . . . . . . . . . . . .  44
     Section 7.5    Notice of Defaults . . . . . . . . . . . . . . . . . . .  45
     Section 7.6    Reports by Trustee to Holders. . . . . . . . . . . . . .  45
     Section 7.7    Compensation and Indemnity . . . . . . . . . . . . . . .  45
     Section 7.8    Replacement of Trustee . . . . . . . . . . . . . . . . .  46
     Section 7.9    Successor Trustee by Merger, etc.. . . . . . . . . . . .  47
     Section 7.10   Eligibility; Disqualification. . . . . . . . . . . . . .  47
     Section 7.11   Preferential Collection of Claims Against DIMAC
                    Holdings . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE VIII DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE . . . . . .  47
     Section 8.1    Discharge; Option to Effect Legal or Covenant
                    Defeasance . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 8.2    Legal Defeasance and Discharge . . . . . . . . . . . . .  47
     Section 8.3    Covenant Defeasance. . . . . . . . . . . . . . . . . . .  48
     Section 8.4    Conditions to Legal or Covenant Defeasance . . . . . . .  48
     Section 8.5    Deposits to be Held in Trust; Other Miscellaneous
                    Provisions.. . . . . . . . . . . . . . . . . . . . . . .  49
     Section 8.6    Repayment to DIMAC Holdings. . . . . . . . . . . . . . .  50
     Section 8.7    Reinstatement. . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE IX AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     Section 9.1    Without Consent of Holders . . . . . . . . . . . . . . .  50
     Section 9.2    With Consent of Holders. . . . . . . . . . . . . . . . .  51

     Section 9.3    Compliance with Trust Indenture Act. . . . . . . . . . .  52
     Section 9.4    Revocation and Effect of Consents. . . . . . . . . . . .  52
     Section 9.5    Notation on or Exchange of Notes . . . . . . . . . . . .  52
     Section 9.6    Trustee to Sign Amendments, etc. . . . . . . . . . . . .  53

ARTICLE X MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Section 10.1   Trust Indenture Act Controls . . . . . . . . . . . . . .  53
     Section 10.2   Notices. . . . . . . . . . . . . . . . . . . . . . . . .  53
     Section 10.3   Communication by Holders with Other Holders. . . . . . .  54
     Section 10.4   Certificate and Opinion as to Conditions Precedent . . .  54
     Section 10.5   Statements Required in Certificate or Opinion. . . . . .  54
     Section 10.6   Rules by Trustee and Agents. . . . . . . . . . . . . . .  55
     Section 10.7   Legal Holidays . . . . . . . . . . . . . . . . . . . . .  55
     Section 10.8   No Recourse Against Others . . . . . . . . . . . . . . .  55
     Section 10.9   Governing Law. . . . . . . . . . . . . . . . . . . . . .  55
     Section 10.10  No Adverse Interpretation of Other Agreements. . . . . .  56
     Section 10.11  Successors . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 10.12  Severability . . . . . . . . . . . . . . . . . . . . . .  56
     Section 10.13  Counterpart Originals. . . . . . . . . . . . . . . . . .  56
     Section 10.14  Table of Contents, Headings, etc.. . . . . . . . . . . .  56

EXHIBIT A - Form of Note . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B - Certificate to Be Delivered upon Exchange or Registration of
            Transfer of Notes. . . . . . . . . . . . . . . . . . . . . . . . B-1

     This Indenture, dated as of October 22, 1998, is entered into by and between DIMAC Holdings, Inc., a Delaware corporation ("DIMAC Holdings"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "TRUSTEE").

     DIMAC Holdings and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of DIMAC Holdings's 151/2% Senior Notes due October 22, 2009.

                                      ARTICLE I
DEFINITIONS AND INCORPORATION        BY REFERENCE

     Section 1.1    DEFINITIONS.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of DIMAC Holdings or any of its Restricted Subsidiaries or assumed in connection with the acquisition by DIMAC Holdings or any of its Restricted Subsidiaries of assets from such Person, which Indebtedness was not incurred in connection with or in anticipation of such acquisition.

     "ACQUISITION" means the acquisition (including by way of a merger or consolidation or in a series of related transactions) of all or substantially all of the assets or property of another Person or of Voting Securities of such Person representing a majority (more than 50%) of the aggregate Voting Power of the outstanding Voting Securities of such Person by purchase in cash, exchange of property or securities, or by any other method.

     "ADVISORY SERVICES AGREEMENT" means the Advisory Services Agreement dated as of June 26, 1998 by and between DIMAC Operating and MDC Management Company IV, LLC, as in effect on the date thereof.

     "AFFILIATE" means, with respect to any referenced Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such referenced Person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 5% or more of the combined voting power of the total Voting Securities of such referenced Person or (iii) of which 5% or more of the combined voting power of the total Voting Securities directly or indirectly through one or more intermediaries is beneficially owned or held by such referenced Person or a Subsidiary of such referenced Person. When used herein without reference to any Person, Affiliate means an Affiliate of DIMAC Holdings. For all purposes of this Indenture, McCown De Leeuw & Co., Inc. and its Affiliates shall be considered an Affiliate of DIMAC Holdings. For purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Indenture, Trust Company of the West and its Affiliates and any other Initial Purchaser and its Affiliates shall not be considered Affiliates of DIMAC Holdings or any of its Subsidiaries.

     "AGENT" means any Registrar, Paying Agent or co-registrar.

     "ASSET ACQUISITION" means (a) an Investment by DIMAC Holdings or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of DIMAC Holdings, or shall be merged with or into DIMAC Holdings or any of its Subsidiaries, or (b) the acquisition by DIMAC Holdings or any of its Subsidiaries of the assets of any Person (other than a Subsidiary of DIMAC Holdings) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "ASSET SALE" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by DIMAC Holdings or any Restricted Subsidiary (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to DIMAC Holdings or by DIMAC Holdings or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of inventory or Temporary Cash Investments in the ordinary course of business, (iii) a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of DIMAC Holdings or the applicable Restricted Subsidiary and that is disposed of in each case in the ordinary course of business, (iv) the sale of other assets so long as the fair market value of the assets disposed of pursuant to this clause (iv) does not exceed $1,000,000 in the aggregate in any fiscal year and $5,000,000 in the aggregate prior to the maturity date of the Notes, (v) for the purposes of Section 4.10 only, a disposition subject to the covenant described under Section 4.7 and (vi) the disposition of all or substantially all of the assets of DIMAC Holdings in the manner permitted pursuant to the provisions described under Section 5.1, or any disposition that constitutes a Change of Control pursuant to this Indenture.

     "BANKRUPTCY LAW" means title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

     "BOARD OF DIRECTORS" means the board of directors or any duly constituted committee thereof of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITAL EXPENDITURES" means, without duplication, for any Person for any period, the aggregate of all expenditures including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases that are required to be capitalized on the balance sheet) made by such Person that, in conformity with GAAP, are required to be included in the property, plant, equipment, or similar fixed asset account.

     "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

     "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

     "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "CASH EQUIVALENTS" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;
(e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) of this definition.

     "CHANGE OF CONTROL" means:

          (i) prior to the first Qualified Public Equity Offering of the DIMAC Holdings or DIMAC Operating, as the case may be, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of majority Voting Power of the Voting Securities of DIMAC Holdings and DIMAC Operating, whether as a result of issuance of securities of DIMAC Holdings or DIMAC Operating, as the case may be, any merger, consolidation, liquidation or dissolution of DIMAC Holdings or DIMAC Operating, as the case may be, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders will be deemed to beneficially own any Voting Securities of a Person (the "specified corporation") held by any other Person (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Power of the Voting Securities of the parent corporation);

          (ii) following the first Qualified Public Equity Offering of DIMAC Holdings or DIMAC Operating, as the case may be, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total Voting Power of the Voting Securities of DIMAC Holdings or DIMAC Operating, as the case may be; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total Voting Power of the Voting Securities of DIMAC Holdings or DIMAC Operating, as the case may be, than such other person and do not have the right or ability by Voting Power, contract or otherwise to elect or designate for election a majority of the Board of Directors of DIMAC Holdings or DIMAC Operating, as the case may be (for purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Securities of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 35% of the Voting Power of the Voting Securities of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Power of the Voting Securities of such parent corporation and do not have the right or ability by Voting Power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation);

          (iii) individuals who on the Initial Issue Date constituted the Board of Directors of DIMAC Holdings or the Board of Directors of DIMAC Operating (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of DIMAC Holdings or DIMAC Operating, as the case may be, was approved by a vote of a majority of the members of the Board of Directors of DIMAC Holdings or DIMAC Operating, as the case may be, then still in office who were either members of such Board of Directors on the Initial Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of DIMAC Holdings or DIMAC Operating, as the case may be, then in office;

          (iv) the merger or consolidation of DIMAC Holdings or DIMAC Operating with or into another Person or the merger of another Person with or into DIMAC Holdings or DIMAC Operating, or the sale of all or substantially all the assets of DIMAC Holdings or DIMAC Operating to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of DIMAC Holdings or DIMAC Operating that are outstanding immediately prior to such transaction and which represent 100% of the aggregate Voting Power of the Voting Securities of DIMAC Holdings or DIMAC Operating, as the case may be, are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate Voting Power of the Voting Securities of the surviving corporation;

          (v) any transaction, as the result of which DIMAC Holdings owns (or has the exclusive power to vote with respect to), directly or indirectly, less than 100% of the Capital Stock of DIMAC Operating; or

          (vi) at any time after the Initial Issue Date, DIMAC Operating (or any successor in interest) no longer continues, for Federal income tax purposes, to be a member of the affiliated group of corporations that includes DIMAC Holdings as the parent corporation of such affiliated group.

     "CHARTER DOCUMENTS" of any Person means the articles of incorporation or certificate of incorporation and bylaws (or any similar organizational documents), as amended or restated (or both) to date, of such Person.

     "COMMISSION" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the Securities Act or the TIA, as the case may be, then the body performing such duties at such time.

     "CONSOLIDATED" or "CONSOLIDATED," when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

     "CONSOLIDATED NET WORTH" with respect to any Person, means, as at any date of determination, the sum of (i) the consolidated equity of the common stockholders of such referent Person and its consolidated Restricted Subsidiaries determined in accordance with GAAP plus (ii) the respective amounts reported on such referent Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such referent Person upon issuance of such preferred stock, PROVIDED that the consolidated net worth of any Person shall exclude the effect of any non-cash charges relating to the acceleration of stock options or similar securities of such referent Person or another Person with which such referent Person is merged or consolidated.

     "CORPORATE TRUST OFFICE" shall be at the address of the Trustee specified in Section 10.2 or such other address as the Trustee may specify by notice to DIMAC Holdings.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "DEFAULT" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

     "DEPOSITORY" means the Person specified in Section 2.3 as the Depository with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "DIMAC HOLDINGS" means DIMAC Holdings, Inc., a Delaware corporation.

     "DIMAC OPERATING" means DIMAC Corporation, a Delaware corporation.

     "DIMAC OPERATING INDENTURE" means that certain Indenture, dated as of October 22, 1998, by and between DIMAC Operating and Wilmington Trust Company, as Trustee, together with all related documents, including security documents, as such Indenture and such related documents are in effect on the Initial Issue Date, without regard to any subsequent amendments, supplements or other modifications thereto.

     "DIMAC OPERATING NOTES" means the 121/2% Senior Subordinated Notes due 2008 of DIMAC Operating, issued pursuant to the DIMAC Operating Indenture.

     "DISQUALIFIED CAPITAL STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes.

     "DTC" means The Depository Trust Company.

     "EQUITY INVESTORS" means the holders of Capital Stock of DIMAC Holdings on the Initial Issue Date, other than any such holders who, at any time, are employees of DIMAC Holdings or any of its Subsidiaries.

     "EQUITY INTEREST" means (i) with respect to a corporation, any and all Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

     "ERISA" means The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE OFFER" means the offer that may be made by DIMAC Holdings pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission.

     "GAAP" means gaap as  in effect on the Initial Issue Date.

     "GUARANTY" means, with respect to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation:

          (a) agreements to purchase such Indebtedness or any property constituting security therefor;

          (b) agreements to advance or supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain working capital, equity capital or other balance sheet conditions;

          (c) agreements to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness;

          (d) letters or agreements commonly known as "comfort" or "keepwell" letters or agreements; or

          (e) any other agreements to assure the holder of the Indebtedness of the primary obligor against loss in respect thereof;

PROVIDED, HOWEVER, that "guaranty" shall not include (i) the endorsement by a Person in the ordinary course of business of negotiable instruments or documents for deposit or collection, or (ii) indemnities given by DIMAC Holdings or its Subsidiaries in brokerage, management and other agreements in the ordinary course of business substantially consistent with past practices.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "HOLDER" means the Person in whose name a Note is registered in the register of the Notes.

     "INDEBTEDNESS" means, with respect to any Person, the aggregate amount of, without duplication, the following:

          (a)       all obligations for borrowed money;

          (b) all obligations evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations to pay the deferred purchase price of property or services (except Trade Payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, in any case, not overdue, arising in the ordinary course of business);

          (d)       all Capitalized Lease Obligations;

          (e) all obligations or liabilities of others secured by a lien on any asset owned by such Person or Persons regardless of whether such obligation or liability is assumed;

          (f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances;

          (g)       all Hedging Obligations; and

          (h)       all guaranties.

     "INDENTURE" means this Indenture as amended or supplemented from time to time.

     "INITIAL ISSUE DATE" means the date upon which the Series A Notes are first issued.

     "INITIAL PURCHASERS" has the meaning given to the term "Purchasers" in the Securities Purchase Agreement.

     "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "INVESTMENT" means, with respect to any Person, any direct, indirect or beneficial investment by such Person, whether by means of share purchase, loan, advance, extension of credit (other than accounts receivable and trade credits arising in the ordinary course of business), capital contribution or otherwise, in or to any other Person, the guaranty by such Person of any Indebtedness of any other Person or the subordination of any claim against any other Person to other Indebtedness of such other Person.

     "ISSUER ORDER" means a written request or order signed in the name of DIMAC Holdings by its Chairman of the Board, President, Chief Executive Officer or Senior or Executive Vice President, and by its Chairman of the Board, President, Chief Executive Officer, Senior or Executive Vice President Treasurer,
Secretary or an Assistant Treasurer or an Assistant Secretary and delivered to the Trustee.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Wilmington, Delaware or at a place of payment are authorized by law, regulation or executive order to remain closed.

     "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "LIQUIDATED DAMAGES" has the meaning given to such term in the Registration Rights Agreement.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of DIMAC Holdings and its Restricted Subsidiaries taken as a whole or
(b) a material adverse effect on the ability of DIMAC Holdings to perform its obligations under this Indenture or of any Holder of the Notes to enforce or collect any of the obligations hereunder or under the Notes. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by DIMAC Holdings or any of its Restricted Subsidiaries from such Asset Sale, net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by DIMAC Holdings or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any post closing adjustments or liabilities associated with such Asset Sale and retained by DIMAC Holdings or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "NOTES" means, collectively, the Series A Notes and the Series B Notes.

     "OBLIGATION" means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.

     "OFFICER" means the Chairman of the Board, the President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or Senior Vice President of DIMAC Holdings.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of DIMAC Holdings by two Officers of DIMAC Holdings, one of whom must be the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller or a Senior or Executive Vice President of DIMAC Holdings.

     "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to DIMAC Holdings, any Subsidiary of DIMAC Holdings or the Trustee.

     "PERMITTED HOLDER" means the Equity Investors and their respective Affiliates.

     "PERMITTED LIENS" means with respect to any Person:

          (i) Liens incurred or deposits made by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or Liens incurred or good faith deposits made in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or Liens incurred or deposits made to secure public or statutory obligations of such Person or deposits of cash or United States government bonds made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which such Person is a party, or deposits made as security for contested taxes or import duties or for the payment of rent, in each case in the ordinary course of business;

          (ii) Liens imposed by law, such as carriers, warehousemen's, materialmen's and mechanics' Liens or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review; PROVIDED that, in each case, such appeal or other proceeding is being made in good faith and with respect to which reserves or other appropriate provisions are being made in accordance with GAAP;

          (iii) Liens securing the payment of Taxes which are not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, with respect to which reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (v) minor survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; and

          (v) Liens on shares of Capital Stock of DIMAC Operating or on assets of DIMAC Operating or any of its Restricted Subsidiaries, in any such case, securing Indebtedness that was permitted under the terms of this Indenture to be incurred under the Senior Credit Agreement.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

     "PIK INTEREST PAYMENT" means the payment of all or a portion of a payment of interest on the Notes by the issuance of additional Notes in accordance with the provisions of Section 1 of the Notes.

     "PIK NOTE" means any Note issued by DIMAC Holdings in order to make a PIK Interest Payment.

     "PLAN OF LIQUIDATION" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (regardless of whether substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

     "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation reflecting events that are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing effect, in each case as determined on a basis consistent with the procedures outlined in Article 11 of Regulation S-X of the Securities Act and as interpreted by the Staff of the Securities and Exchange Commission prior to December 1996 which would include cost savings resulting from headcount reductions, closure of facilities and similar restructuring charges.

     "PRODUCTIVE ASSETS" means assets or properties used in the same type of business engaged in by DIMAC Operating and its Restricted Subsidiaries immediately prior to the date hereof or in a business reasonably related thereto.

     "PUBLIC EQUITY OFFERING" of any Person, means a sale by such Person of Equity Interests of such Person in an underwritten (firm commitment) public offering registered under the Securities Act.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

     "QUALIFIED PUBLIC EQUITY OFFERING" of any Person, means a Public Equity Offering of such Person resulting in the listing of such Equity Interest on a nationally recognized stock exchange or the NASDAQ National Market System, pursuant to which such Person receives net proceeds of at least $30,000,000.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Initial Issue Date, by and among DIMAC Holdings and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time.

     "RELATED BUSINESS" means the business engaged in by DIMAC Operating and its Subsidiaries on the Initial Issue Date and such other business activities which are incidental or related thereto.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED SECURITIES" means Notes that bear or are required to bear the legends set forth in Exhibit A hereto.

     "RESTRICTED SUBSIDIARY" means DIMAC Operating and any other Subsidiary of DIMAC Holdings that is not an Unrestricted Subsidiary.

     "RULE 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of October 22, 1998 by and among DIMAC Holdings, DIMAC Operating and the purchasers named on the signature pages thereof.

     "SENIOR CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of October 22, 1998 by and among DIMAC Operating, DIMAC Holdings, the financial institutions listed on the signature pages thereof, Credit Suisse First Boston, as administrative agent and arranger, UBS AG, Stamford Branch, as syndication agent and First Union National Bank, as documentation agent, as, unless the context in which such term is used requires otherwise, amended, replaced, refinanced, modified or supplemented from time to time, and all related documents, including guaranties and security documents, as, unless the context in which such term is used requires otherwise, amended, replaced, refinanced, modified or supplemented from time to time.

     "SERIES A NOTES" means DIMAC Holdings's 151/2% Series A Senior Notes due October 22, 2009, as authenticated and issued under this Indenture.

     "SERIES B NOTES" means DIMAC Holdings's 151/2% Series B Senior Notes due October 22, 2009, as authenticated and issued under this Indenture.

     "STOCKHOLDERS' AGREEMENT" means the Amended and Restated Stockholders Agreement dated as of October 22, 1998 by and among DIMAC Holdings and the stockholders listed on the signature pages thereof, as in effect on the Initial Issue Date and as supplemented and modified pursuant to the letter dated October

22, 1998 from DIMAC Holdings, McCown De Leeuw & Co. IV, L.P. and McCown De Leeuw & Co. IV Associates, L.P. to the Initial Purchasers.

     "SUBSIDIARY" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or
(iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "TAXES" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

     "TAX RETURNS" means all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

     "TAX SHARING AGREEMENT" means the existing agreement among DIMAC Operating and DIMAC Holdings and any other tax allocation agreement among DIMAC Operating, any of its Subsidiaries or any direct or indirect stockholder of DIMAC Operating with respect to consolidated or combined tax returns including DIMAC Operating or any of its Subsidiaries.

     "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of DIMAC Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "A-1" (or higher) according to Moody's Investors Service, Inc. or "P-1" (or higher) according to Standard and Poor's Ratings Group.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, unless the context requires reference thereto as in effect from time to time.

     "TRADE PAYABLES" means, with respect to any Person, accounts payable and other similar accrued current liabilities in respect of obligations or indebtedness to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of property or services.

     "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary (other than DIMAC Operating) of DIMAC Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of DIMAC Holdings in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of DIMAC Holdings may designate any Subsidiary of DIMAC Holdings (including any newly acquired or new formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, DIMAC Holdings or any Restricted Subsidiary of DIMAC Holdings that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.7. The Board of Directors of DIMAC Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) DIMAC Operating could incur $1.00 of additional Indebtedness under paragraph (b) of Section 4.9 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of DIMAC Holdings shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

     "VOTING SECURITIES" means any class of Equity Interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power ("VOTING POWER") under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (regardless of whether at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

     "WARRANT AGREEMENT" means the Warrant Agreement dated as of October 22, 1998 by and among DIMAC Holdings and the Initial Purchasers.

     "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, at any time, a Restricted Subsidiary of such Person, all of the Equity Interests of which (except director's qualifying shares) are at the time owned directly or indirectly by such Person.

     Section 1.2    OTHER DEFINITIONS.


                                                                       Defined
          Term                                                        in Section
          ----                                                        ----------
          "AFFILIATE TRANSACTION. . . . . . . . . . . . . . . . . . . 4.11
          "ASSET SALE DATE. . . . . . . . . . . . . . . . . . . . . . 4.10
          "ASSET SALE OFFER . . . . . . . . . . . . . . . . . . . . . 4.10
          "ASSET SALE OFFER PRICE . . . . . . . . . . . . . . . . . . 4.10
          "CHANGE OF CONTROL OFFER. . . . . . . . . . . . . . . . . . 4.14
          "CHANGE OF CONTROL PAYMENT. . . . . . . . . . . . . . . . . 4.14


          "CHANGE OF CONTROL PAYMENT DATE . . . . . . . . . . . . . . 4.14
          "COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . . . 8.3
          "DEFINITIVE NOTES . . . . . . . . . . . . . . . . . . . . . 2.1
          "EVENT OF DEFAULT . . . . . . . . . . . . . . . . . . . . . 6.1
          "EXCESS NET CASH PROCEEDS . . . . . . . . . . . . . . . . . 4.10
          "GLOBAL NOTES . . . . . . . . . . . . . . . . . . . . . . . 2.1
          "LEGAL DEFEASANCE . . . . . . . . . . . . . . . . . . . . . 8.2
          "PAYING AGENT . . . . . . . . . . . . . . . . . . . . . . . 2.3
          "PURCHASE AMOUNT. . . . . . . . . . . . . . . . . . . . . . 4.10
          "REGISTRAR. . . . . . . . . . . . . . . . . . . . . . . . . 2.3
          "RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . . . 4.7


     Section 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder of a Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

     "OBLIGOR" on the Notes means DIMAC Holdings and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by Commission rule under the TIA have the meanings so assigned to them.

     Section 1.4    RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (a)       a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)       "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision, and the terms "Article," "Section," "Exhibit" and "Schedule," unless otherwise specified or indicated by the context in which used, mean the corresponding Article or Section of, or the corresponding Exhibit or Schedule to, this Indenture; and

          (f) references to agreements and other instruments include subsequent amendments, supplements and waivers to such agreements or instruments but only to the extent not prohibited by this Indenture.

          (g)       provisions apply to successive events and transactions.

                                      ARTICLE II
                                      THE NOTES

     Section 2.1    FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which DIMAC Holdings is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof; PROVIDED, HOWEVER, that PIK Notes may be issued in any denomination.

     The Notes will be issued (i) in global form (the "GLOBAL NOTES"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto) and (ii) under certain circumstances, in definitive form (the "DEFINITIVE NOTES"), substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; PROVIDED, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof, as required by Section 2.6.

     Section 2.2    EXECUTION AND AUTHENTICATION.

     The Notes shall be executed on behalf of DIMAC Holdings, by manual or facsimile signature, by its Chairman of the Board, its President or one of its Vice Presidents and attested by another Officer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.

     The Trustee shall authenticate Notes for original issue up to $30,000,000 aggregate principal amount. In addition, the Trustee shall authenticate PIK Notes from time upon an Issuer Order. The aggregate principal amount of Notes outstanding at any time may not exceed $30,000,000 plus the aggregate principal amount of PIK Notes issued pursuant to Section 1 of the Notes, except as provided in Section 2.7.

     The Trustee may appoint an authenticating agent acceptable to DIMAC Holdings to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with DIMAC Holdings or an Affiliate of DIMAC Holdings.

     Unless otherwise required by applicable law, DIMAC Holdings, the Trustee and any agent of DIMAC Holdings or the Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, regardless of whether such Note is overdue, and neither DIMAC Holdings, the Trustee nor any agent of DIMAC Holdings or the Trustee shall be affected by notice to the contrary.

     Section 2.3    REGISTRAR, PAYING AGENT AND DEPOSITORY.

     DIMAC Holdings shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT"). DIMAC Holdings initially appoints the Trustee as Registrar and Paying Agent.
The Registrar shall keep a register of the Notes and of their transfer and exchange. DIMAC Holdings may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. DIMAC Holdings may change any Paying Agent or Registrar without notice to any Holder. DIMAC Holdings shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If DIMAC Holdings fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. DIMAC Holdings or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles III and VIII and Sections 4.1, 4.10 and 4.14, neither DIMAC Holdings nor any of its Subsidiaries shall act as Paying Agent.

     The Paying Agent shall comply with all withholding tax, information reporting and backup withholding tax requirements under the United States Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations issued thereunder in respect of any payment on, or in respect of, a Note (including, without limitation, the collection of Internal Revenue Service ("IRS") Forms 1001, 4224, W-8 or W-9 (or any successor form), as the case may be, and the filing of IRS Forms 1042 and 1042-S with respect thereto).

     DIMAC Holdings shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

     To the extent DIMAC Holdings makes such payments directly to the Holders of the Notes, DIMAC Holdings shall simultaneously notify the Trustee thereof in writing.

     The Paying Agent shall comply with all applicable backup withholding tax and information reporting requirements under U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder in respect of any payment on, or in respect of, a Note.

     DIMAC Holdings initially appoints DTC to act as Depository with respect to the Global Notes. The Trustee shall act as custodian for the Depository with respect to the Global Notes.

     Section 2.4    PAYING AGENT TO HOLD MONEY IN TRUST.

     DIMAC Holdings shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying

Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by DIMAC Holdings in making any such payment. While any such default continues, the Trustee may require a Paying Agent (if other than DIMAC Holdings or a Subsidiary thereof) to pay all money held by it to the Trustee and account for such disbursed money. DIMAC Holdings at any time may require a Paying Agent to pay all money held by it to the Trustee and account for such disbursed money. Upon payment over to the Trustee, the Paying Agent (if other than DIMAC Holdings or a Subsidiary of DIMAC Holdings) shall have no further liability for the money delivered to the Trustee. If DIMAC Holdings or a Subsidiary of DIMAC Holdings acts as Paying Agent (subject to Section 2.3), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

     Section 2.5    HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, DIMAC Holdings shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each such Holder, and DIMAC Holdings shall otherwise comply with TIA Section 312(a).

     Section 2.6   TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, that the Definitive Notes so presented (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents:

                   (i) if such Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                   (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                   (iii) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to DIMAC Holdings and the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may be exchanged for a beneficial interest in a Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                    (i) written instructions directing the Trustee to make an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, and

                    (ii) if such Definitive Note is a Restricted Security, a certification (in substantially the form of Exhibit B attached hereto) and, if applicable, a legal opinion, in each case similar to that required pursuant to clauses (i), (ii) or (iii) of Section 2.6(a), as applicable;

     in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the appropriate Global Note to be increased accordingly. If no Global Note is then outstanding, DIMAC Holdings shall issue and the Trustee shall authenticate a new Global
     Note in the appropriate principal amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depository), from the Depository (or its nominee) on behalf of any Person having a beneficial interest in a Global Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, DIMAC Holdings shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount; PROVIDED, that in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

                    (i) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                    (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                    (iii) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to DIMAC Holdings and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     Definitive Notes issued in exchange for a beneficial interest in a Global Note shall be registered in such names and in such authorized denominations as the Depository shall instruct the Trustee.

          (e) TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; PROVIDED, that if:

                    (i) the Depository notifies DIMAC Holdings that the Depository is unwilling or unable to continue as Depository and a successor Depository is not appointed by DIMAC Holdings within 90 days after delivery of such notice; or

                    (ii) DIMAC Holdings, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

     then DIMAC Holdings shall execute and the Trustee shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note in exchange for such Global Note.

          (f) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to (or retained by) and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

          (g) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES. To permit registrations of transfers and exchanges, DIMAC Holdings shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be legal, valid and binding obligations of DIMAC Holdings, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

          No service charge shall be made to a Holder for any registration of transfer or exchange, but DIMAC Holdings may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another person) pursuant to Sections 2.10, 3.7, 4.10, 4.14 and 9.5).

          DIMAC Holdings shall not be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (iii) register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and DIMAC Holdings may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and neither the Trustee, any Agent nor DIMAC Holdings shall be affected by notice to the contrary.

          Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

          (h) EXCHANGE OF SERIES A NOTES FOR SERIES B NOTES. The Series A Notes may be exchanged for Series B Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

          DIMAC Holdings shall present the Trustee with an Officers' Certificate certifying the following:

                    (i) upon issuance of the Series B Notes, the transactions contemplated by the Exchange Offer have been consummated; and

                    (ii) the principal amount of Series A Notes properly tendered in the Exchange Offer that are represented by a Global Note and the principal amount of Series A Notes properly tendered in the Exchange Offer that are represented by Definitive Notes; the name of each Holder of such Definitive Notes; the principal amount properly tendered in the Exchange Offer by each such Holder; and the name and address to which Definitive Notes for Series B Notes shall be registered and sent for each such Holder.

          The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Series B Notes have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (y) with respect to the matters set forth in Section 5(p) of the Registration Rights Agreement and (iii) an Issuer Order, shall authenticate (A) a Global Note for Series B Notes in aggregate principal amount equal to the aggregate principal amount of Series A Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes representing Series B Notes registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

          The Trustee shall make available for delivery such Definitive Notes for Series B Notes to the Holders thereof as indicated in such Officers' Certificate.

     Section 2.7   REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or DIMAC Holdings and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, DIMAC Holdings shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or DIMAC Holdings, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and DIMAC Holdings to protect DIMAC Holdings, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. DIMAC Holdings or the Trustee may charge for its expenses in replacing a Note.

     Every replacement Note is an obligation of DIMAC Holdings and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     Section 2.8  OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding.

     If a Note is replaced pursuant to Section 2.7, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

     Subject to Section 2.9, a Note does not cease to be outstanding because DIMAC Holdings or an Affiliate of DIMAC Holdings holds the Note.

     If on a redemption date or the date of maturity of a Note, the Paying Agent holds cash, U.S. Government Obligations, or a combination thereof, sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date, then on and after that date, such Notes shall cease to be outstanding, and interest on such Notes shall cease to accrue.

     Section 2.9   TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by DIMAC Holdings or any Affiliate of DIMAC Holdings shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be considered as not outstanding.

     Section 2.10   TEMPORARY NOTES.

     Pending the preparation of Definitive Notes, DIMAC Holdings may execute, and upon an Issuer Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     If temporary Notes are issued, DIMAC Holdings shall cause Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency maintained by DIMAC Holdings for such purpose pursuant to Section 4.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, DIMAC Holdings shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

     Section 2.11   CANCELLATION.

     DIMAC Holdings at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment and not previously received by the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Notes in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless DIMAC Holdings directs them to be returned to it. DIMAC Holdings may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All such Notes shall be cancelled by the Trustee and returned to DIMAC Holdings pursuant to a written order signed by one Officer of DIMAC Holdings.

     Section 2.12   DEFAULTED INTEREST.

     If DIMAC Holdings defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least ten Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1. DIMAC Holdings shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 30 days before the special record date, DIMAC Holdings (or the Trustee, in the name of and at the expense of DIMAC Holdings, upon 15 days written notice to the Trustee) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     Section 2.13   LEGENDS.

          (a)       Except as permitted by subsections (b) or (c) of this
     Section 2.13, each Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A attached hereto.

          (b) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                    (i) in the case of any Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Note that does not bear the legends required by subsection (a) above; and

                    (ii) in the case of any Restricted Security represented by a Global Note, such Restricted Security shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.6(c); PROVIDED, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

          (c) DIMAC Holdings shall issue and the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer. The Series B Notes shall not bear the legends required by subsection (a) above unless the Holder of such Series A Notes is either:

                    (i) a broker-dealer who purchased such Series A Notes directly from DIMAC Holdings to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

                    (ii) a Person participating in the distribution of the Series A Notes, or

                    (iii)  a Person who is an affiliate (as defined in Rule
          144A) of DIMAC Holdings.



          (d) DIMAC Holdings will cause each Note to bear on its face a legend that satisfies the requirements of U.S. Treasury Regulations Section 1.1275-3(b) stating that such Note was issued with original issue discount ("OID") and detailing (i) the issue price, (ii) the amount of OID per $1,000 of principal amount, (iii) the issue date and (iv) the yield to maturity, or, alternatively, detailing the name and either the address or telephone number of a representative of DIMAC

     Holdings who will, beginning no later than ten days after the issue date, be able to promptly supply the appropriate information in response to a Holder's request.

     Section 2.14   DEPOSIT OF MONEYS.

     Subject to Section 3.5, prior to 10:00 a.m. New York City time on each date on which the principal of, premium, if any, and interest on the Notes are due, DIMAC Holdings shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such date in a timely manner which permits the Trustee or such Paying Agent to remit payment to the Holders on such date.

                                     ARTICLE III
                                      REDEMPTION

     Section 3.1   NOTICES TO TRUSTEE.

     If DIMAC Holdings elects to redeem Notes pursuant to Section 3.7, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the paragraph of the Notes and/or the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     Section 3.2   SELECTION OF NOTES TO BE REDEEMED.

     If less than all the Notes are to be redeemed pursuant to Section 3.7, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, PRO RATA, by lot or by such method as the Trustee deems to be fair and reasonable.

     The Trustee shall promptly notify DIMAC Holdings in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     Section 3.3   NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, DIMAC Holdings shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

     The notice shall identify the Notes to be redeemed and shall state:

          (a)       the redemption date;

          (b)       the redemption price;

          (c) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

          (d)       the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless DIMAC Holdings defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h)       the CUSIP number of the Notes to be redeemed.

     At DIMAC Holdings's request, the Trustee shall give the notice of redemption in the name of DIMAC Holdings and at DIMAC Holdings's expense; PROVIDED that DIMAC Holdings shall deliver to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     Section 3.4   EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption has been mailed to the Holders in accordance with
Section 3.3, Notes called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, DIMAC Holdings may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

     Section 3.5   DEPOSIT OF REDEMPTION PRICE.

     At or before 12:00 p.m. New York City time immediately prior to the redemption date, DIMAC Holdings shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to DIMAC Holdings any money deposited with the Trustee or the Paying Agent by DIMAC Holdings in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, regardless of whether such Notes are presented for payment, if DIMAC Holdings makes or deposits the redemption payment in accordance with this Section 3.5. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of DIMAC Holdings to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

     Section 3.6   NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, DIMAC Holdings shall issue and the Trustee shall authenticate for the Holder at the expense of DIMAC Holdings a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     Section 3.7   OPTIONAL REDEMPTION.

          (a) If, on or before October 22, 2002, there is a Qualified Public Equity Offering of DIMAC Holdings, DIMAC Holdings may, within thirty
     (30) days of the consummation of such Qualified Public Equity Offering, redeem all or any of the Notes, in whole or in part, at a redemption price equal to 107.75% of the aggregate principal amount of Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

          (b) Except as provided in Section 3.7(a), the Notes are not redeemable at DIMAC Holdings's option prior to October 22, 2002. Thereafter, DIMAC Holdings may redeem the Notes, or a portion thereof, in accordance with the terms and conditions provided herein and in the Notes.

                                      ARTICLE IV
                                      COVENANTS

     Section 4.1   PAYMENT OF NOTES.

     DIMAC Holdings shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than DIMAC Holdings or a Subsidiary of DIMAC Holdings, holds on or before that date money deposited by DIMAC Holdings in immediately available funds (or PIK Notes, in the case of a PIK Interest Payment) and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to DIMAC Holdings, no later than three Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes. DIMAC Holdings shall pay any and all amounts, including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

     To the extent lawful, DIMAC Holdings shall pay interest (including interest accruing after the commencement of any proceeding under any Bankruptcy Law) on all due and unpaid amounts outstanding under the Notes (including overdue installments of principal or interest) at a rate equal to 161/2% per annum, compounded quarterly. PIK Notes issued pursuant to Section 1 of the Notes shall not constitute due and unpaid amounts outstanding under the Notes.

     Section 4.2   MAINTENANCE OF OFFICE OR AGENCY.

     DIMAC Holdings shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, the City of New York, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon DIMAC Holdings in respect of the Notes and this Indenture may be served. DIMAC Holdings shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time DIMAC Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     DIMAC Holdings may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations;
PROVIDED, that no such designation or rescission shall in any manner relieve DIMAC Holdings of its obligation to maintain an office or agency for such purposes. DIMAC Holdings shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     DIMAC Holdings hereby designates the Corporate Trust Office of the Trustee as one such office or agency of DIMAC Holdings in accordance with Section 2.3.

     Section 4.3   REPORTS.

          (a) DIMAC Holdings shall file with the Trustee copies of the reports, information and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that DIMAC Holdings is required to file with the Commission pursuant to
     Section 13 or 15(d) of the Exchange Act, within 15 days after filing such reports, information and other documents with the Commission. If DIMAC Holdings is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, DIMAC Holdings shall file with the Trustee all such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act, within the period applicable to such report, information or other document pursuant to the Exchange Act. From and after the time DIMAC Holdings files a registration statement with the Commission with respect to the Notes, DIMAC Holdings shall file such information with the Commission; PROVIDED, that DIMAC Holdings shall not be in default of the provisions of this
     Section 4.3 for any failure to file reports with the Commission solely by refusal by the Commission to accept the same for filing. DIMAC Holdings shall deliver (or cause the Trustee to deliver) copies of all reports, information and documents required to be filed with the Trustee pursuant to this Section 4.3 to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. DIMAC Holdings shall also comply with the provisions of TIA Section 314(a).

          (b) If DIMAC Holdings is required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, DIMAC Holdings shall cause any annual, quarterly, current or other financial report furnished by it generally to its stockholders to be filed with the Trustee and mailed to the Holders by DIMAC Holdings at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after such reports are furnished to stockholders. If DIMAC Holdings is not required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, DIMAC Holdings shall cause the financial statements of DIMAC Holdings and its consolidated Subsidiaries, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders by DIMAC Holdings promptly, but in any event, within 105 days after the end of each of the fiscal years of DIMAC Holdings and within 60 days after the end of each of the first three quarters of each such fiscal year.

          (c) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, DIMAC Holdings shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any Holder of Restricted Securities.

     Section 4.4   COMPLIANCE CERTIFICATE.

          (a) DIMAC Holdings shall deliver to the Trustee, within forty-five (45) days after the end of each fiscal quarter and within ninety
     (90) days after the end of each fiscal year, an Officers' Certificate (provided that one of the signatories to such Officers' Certificate shall be DIMAC Holdings's principal executive officer, principal financial officer or principal accounting officer) stating that a review of the activities of DIMAC Holdings and its Subsidiaries during the preceding fiscal quarter or fiscal year, as the case may be, has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled its obligations under this Indenture and the Notes, and further stating, as to each such Officer signing such certificate, that to his knowledge, each of DIMAC Holdings and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto) and that to his knowledge, no event has occurred and remains in existence by reason of which payments of interest, principal or premium on the Notes are prohibited or if such event has occurred, a description of the event. The Officers' Certificate shall set forth all financial calculations for such fiscal quarter or fiscal year necessary to demonstrate compliance with the covenants contained in this Section IV.

          (b)       The year-end financial statements delivered pursuant to
     Section 4.3 shall be accompanied by a written statement of the independent public accountants of DIMAC Holdings (which shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either DIMAC Holdings or any of its Subsidiaries has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) So long as any of the Notes are outstanding, DIMAC Holdings shall deliver to the Trustee forthwith upon any Officer becoming aware of
     (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.1(a)(v), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action DIMAC Holdings is taking or proposes to take with respect thereto.

     Section 4.5   TAXES.

     DIMAC Holdings shall, and shall cause each of its Subsidiaries to, (a) file timely all material Tax Returns required to be filed by DIMAC Holdings and each of its Subsidiaries, respectively and (b) pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material Taxes levied or imposed upon DIMAC Holdings and each of its Subsidiaries or upon the income, profits or property of DIMAC Holdings and each of its Subsidiaries and
(ii) all lawful material claims, whether for labor, materials, supplies, services or anything else, which, if unpaid, would or may by law become a Lien, upon the property of DIMAC Holdings or any of its Subsidiaries; PROVIDED, HOWEVER, that none of DIMAC Holdings and its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such Tax, the applicability or validity of which is being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any property of DIMAC Holdings or any of its Subsidiaries and for which disputed amounts reserves have been established in accordance with GAAP, in an amount which DIMAC Holdings believes in good faith is adequate.

     Section 4.6   STAY, EXTENSION AND USURY LAWS.

     DIMAC Holdings covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of this Indenture, and DIMAC Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

     Section 4.7    LIMITATION ON RESTRICTED PAYMENTS.

          (a)       DIMAC Holdings shall not,

                    (i) declare or pay any dividends, either in cash or property, on, or make any distribution to the holders (as such) in respect of, any class of Equity Interest in DIMAC Holdings (other than dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of DIMAC Holdings);

                    (ii) except as provided in clause (iv) below, purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of DIMAC Holdings or any of its Subsidiaries or any other Affiliate of DIMAC Holdings; PROVIDED that, during any one fiscal year, as long as no Default or Event of Default has occurred and is continuing, DIMAC Holdings may purchase Equity Interests in DIMAC Holdings beneficially owned by directors, officers and employees of DIMAC Holdings or any of its Subsidiaries pursuant to the terms of employment contracts or employee benefit plans of DIMAC Holdings or any of its Subsidiaries in an aggregate amount that, when added to all amounts expended by any Restricted Subsidiaries of DIMAC Holdings to purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of DIMAC Holdings or any of its Subsidiaries or any other Affiliate of DIMAC Holdings, does not exceed $2,500,000; PROVIDED, FURTHER, that the aggregate amount expended by DIMAC Holdings and its Restricted Subsidiaries on or after the Initial Issue Date to so purchase Equity Interests in DIMAC Holdings beneficially owned by directors, officers and employees of DIMAC Holdings or any of its Subsidiaries, shall not exceed $10,000,000.

                    (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of DIMAC Holdings (other than the Notes); or

                    (iv) make any Investment other than (A) any guarantee of Indebtedness by DIMAC Holdings permitted pursuant to the provisions of
          Section 4.9(a), (B) any Investment of cash by DIMAC Holdings in a Wholly-Owned Subsidiary of DIMAC Holdings solely to fund an Acquisition made by DIMAC Operating or any of its Subsidiaries, which Acquisition is not prohibited pursuant to the provisions of Section 4.24(b), (C) any Investments in Cash Equivalents and (D) an Investment in DIMAC Operating on the Initial Issue Date of up to $40,000,000 in connection with refinancing transactions occurring on such date and any further Investment in DIMAC Operating after the Initial Issue Date but only to the extent that the amount of such Investment shall have been received through the issuance of new Equity Interests (other than Disqualified Capital Stock) of DIMAC Holdings or a new capital contribution to DIMAC Holdings from its stockholders.

          (b) DIMAC Holdings shall cause each of its Restricted Subsidiaries to not fail to comply with the provisions of Section 4.04 of the DIMAC Operating Indenture (as in effect on the Initial Issue Date). In addition, and without limiting the foregoing provisions of this Section 4.7(b), DIMAC Holdings shall cause DIMAC Operating and each of its Restricted Subsidiaries to not purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of DIMAC Holdings or any of its Subsidiaries or any other Affiliate of DIMAC Holdings; PROVIDED that, during any one fiscal year, as long as no Default or Event of Default has occurred and is continuing, DIMAC Operating may purchase Equity Interests in DIMAC Holdings beneficially owned by directors, officers and employees of DIMAC Holdings or any of its Subsidiaries pursuant to the terms of employment contracts or employee benefit plans of DIMAC Holdings or any of its Subsidiaries in an aggregate amount that, when added to all amounts expended by any Restricted

     Subsidiaries of DIMAC Holdings to purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of DIMAC Holdings or any of its Subsidiaries or any other Affiliate of DIMAC Holdings, does not exceed $2,500,000; PROVIDED, FURTHER, that the aggregate amount expended by DIMAC Holdings and its Restricted Subsidiaries on or after the Initial Issue Date to so purchase Equity Interests in DIMAC Holdings beneficially owned by directors, officers and employees of DIMAC Holdings or any of its Subsidiaries, shall not exceed $10,000,000.

          Not later than the date on which DIMAC Holdings or any of its Restricted Subsidiaries takes any action expressly permitted pursuant to this Section 4.7 or Section 4.04 of the DIMAC Operating Indenture (as in effect on the Initial Issue Date), DIMAC Holdings shall deliver to the Trustee an Officers' Certificate stating that such action is permitted and setting forth the basis upon which the calculations required by this
     Section 4.7 or Section 4.04 of the DIMAC Operating Indenture were computed, which calculations may be based upon DIMAC Holdings's latest available financial statements.

     Section 4.8 LIMITATION ON RESTRICTIONS ON DIVIDENDS FROM RESTRICTED SUBSIDIARIES.

     DIMAC Holdings shall not, and shall cause each of its Restricted Subsidiaries to not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of DIMAC Holdings to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, DIMAC Holdings or DIMAC Operating, (b) make loans or advances to DIMAC Holdings or DIMAC Operating, (c) transfer any of its properties or assets to DIMAC Holdings or DIMAC Operating, except for (i) any restrictions existing under or contemplated by this Indenture, the DIMAC Operating Indenture (as in effect on the Initial Issue Date) and the Senior Credit Agreement (as in effect on the Initial Issue Date); (ii) any restrictions, with respect to a Restricted Subsidiary of DIMAC Holdings that is not a Restricted Subsidiary of DIMAC Holdings on the date hereof, in existence at the time such Person becomes a Restricted Subsidiary of DIMAC Holdings (so long as such restrictions are not created in anticipation of such Person becoming a Restricted Subsidiary of DIMAC Holdings); (iii) with respect to clause (c) above only, any restrictions existing under Capitalized Lease Obligations or other Indebtedness secured by Permitted Liens (PROVIDED that, in each case, such prohibition shall only relate to the assets which are subject to such Capitalized Lease Obligations or which secure such Indebtedness and the proceeds therefrom); (iv) any restrictions existing under any new agreement evidencing Indebtedness or any agreement that refinances or replaces the agreements containing the restrictions in the foregoing clauses (i), (ii) and (iii); PROVIDED, that the terms and conditions of any such restrictions are no more restrictive than those under or pursuant to the agreements containing the restrictions referenced in the foregoing clauses
(i), (ii) or (iii); or (v) any encumbrance or restriction permitted pursuant to
Section 4.05 of the DIMAC Operating Indenture (as in effect on the Initial Issue
Date).

     Section 4.9 LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED CAPITAL STOCK.

          (a) DIMAC Holdings shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "INCUR") any Indebtedness (other than PIK Notes) or issue any Disqualified Capital Stock; PROVIDED that DIMAC Holdings may guarantee Indebtedness of any of its Restricted Subsidiaries to the extent that the incurrence of such Indebtedness by such Restricted Subsidiary or such guarantee by DIMAC Holdings (without duplication) does not violate the provisions of Section 4.9(b) at the time of such incurrence.

          (b) DIMAC Holdings shall cause each of its Restricted Subsidiaries (including without limitation, upon the creation or acquisition of such Restricted Subsidiary) to not fail to comply with the provisions of Section 4.03 of the DIMAC Operating Indenture (as in effect on the Initial Issue

     Date); PROVIDED, HOWEVER, that for purposes of this Section 4.9(b), the Consolidated Coverage Ratio test described in Section 4.03(a) of the DIMAC Operating Indenture shall be deemed to be 1.90 to 1.00.

     Section 4.10   LIMITATION ON ASSET SALES.

          (a) DIMAC Holdings shall not make any Asset Sale. In addition, DIMAC Holdings shall cause each of its Restricted Subsidiaries to not, make any Asset Sale, unless no Default or Event of Default exists and is continuing or is created by such Asset Sale and:

                    (i) such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of such assets (as determined in good faith by the Board of Directors of DIMAC Holdings and evidenced by a resolution set forth in an Officers' Certificate, including as to the value of all noncash consideration);

                    (ii) at least 80% of the consideration therefor received by such Restricted Subsidiary shall be in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that for the purposes of this subsection (a)(ii), the following are deemed to be cash: (x) any liabilities of such Restricted Subsidiary (as shown on the most recent balance sheet or in the notes thereto of such Restricted Subsidiary) that are assumed by the transferee in connection with the Asset Sale (other than liabilities that are incurred in connection with or in anticipation of such Asset Sale); and (y) securities received by such Restricted Subsidiary from such transferee that are immediately converted into cash at the face amount or fair market value thereof by such Restricted Subsidiary; and

                    (iii) the Net Cash Proceeds of such Asset Sale shall be applied within 360 days of the consummation of such Asset Sale: (x) to prepay, purchase, defease or otherwise retire any Indebtedness of DIMAC Operating or its Restricted Subsidiaries (including without limitation, the DIMAC Operating Notes and any Indebtedness under the Senior Credit Agreement), in each case, with a permanent reduction in amounts available to be borrowed or the Indebtedness that may be incurred under the instrument evidencing such Indebtedness and/or (y) to reinvest in Productive Assets. Any Net Cash Proceeds from any Asset Sale consummated by any Restricted Subsidiary that are not applied or reinvested as provided in this subsection (a)(iii) of this
          Section 4.10 shall constitute excess proceeds ("EXCESS NET CASH PROCEEDS") and shall be held in cash or Cash Equivalents.

          (b) When the aggregate amount of Excess Net Cash Proceeds exceeds $5,000,000, DIMAC Holdings shall promptly make an offer (the "ASSET SALE OFFER") to all Holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Net Cash Proceeds, at an offer price in cash in an amount (the "ASSET SALE OFFER PRICE") equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest thereon to the Asset Sale Date.

          If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Net Cash Proceeds, DIMAC Holdings shall select the Notes to be purchased on a pro rata basis, in such manner as complies with applicable legal requirements, if any. Upon completion of such Asset Sale Offer, the amount of Excess Net Cash Proceeds shall be reset at zero.

          Simultaneously with the making of such Asset Sale Offer, DIMAC Holdings shall provide the Trustee and the Holders with an Officers' Certificate setting forth the Asset Sale Offer Price, the Asset Sale Date and the calculations used in determining the amount of Excess Net Cash Proceeds to be applied to the repurchase of the Notes.


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

          If the date on which the Asset Sale Offer closes (the "ASSET SALE DATE") is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Sale Offer.

          Each Asset Sale Offer shall be conducted in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, DIMAC Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof. Except as provided in the DIMAC Operating Indenture (as in effect on the Initial Issue Date) or the Senior Credit Agreement (as in effect on the Initial Issue Date) or as permitted pursuant to Section 4.8, DIMAC Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of DIMAC Holdings to make an Asset Sale Offer upon an Asset Sale or, if such Asset Sale Offer is made, to pay for the Notes tendered for purchase.

          (c) Notice of any Asset Sale Offer shall be mailed by DIMAC Holdings to the Trustee and each Holder at its last registered address.
     The Asset Sale Offer shall remain open from the time of mailing until twenty (20) Business Days thereafter, and no longer, unless a longer period is required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                    (i) that the Asset Sale Offer is being made pursuant to this Section 4.10 and that Notes will be accepted for payment either
          (A) in whole or (B) in part in integral multiples of $1,000;

                    (ii)  the Asset Sale Offer Price and the Asset Sale Date;

                    (iii) that any Note not tendered will continue to accrue interest;

                    (iv) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Date (so long as DIMAC Holdings does not default in its obligation to promptly pay the Asset Sale Offer Price);

                    (v) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, at the address specified in the notice prior to the close of business on the Business Day preceding the Asset Sale Date;

                    (vi) that Holders will be entitled to withdraw their election on the terms and subject to the conditions set forth in the notice;

                    (vii) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED, HOWEVER, that any portion of a Note repurchased by DIMAC Holdings and any new Note issued to the Holder in respect of the unpurchased portion thereof shall be in the principal amount of $1,000 or an integral multiple thereof.

          (d) On the Asset Sale Date, DIMAC Holdings shall (i) accept for payment the Notes or portions thereof (or an allocable amount thereof) tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof (or an allocable amount thereof) tendered to DIMAC Holdings are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. After payment to the Holders of the purchase price of all Notes or portions thereof so accepted, the Paying Agent shall deliver promptly to DIMAC Holdings the balance, if any, of any money so deposited by DIMAC Holdings with the Paying Agent remaining after such payment to the Holders.

          DIMAC Holdings shall make a public announcement of the results of the Asset Sale Offer as soon as practicable after the Excess Proceeds Payment Date. For the purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

          Notwithstanding any of the foregoing provisions of this Section 4.10 to the contrary, DIMAC Holdings shall not be required to comply with the provisions of this Section 4.10 to the extent and only to the extent that such compliance would be prohibited by the terms of the DIMAC Operating Indenture, as amended, replaced, refinanced, modified or supplemented from time to time, or the Senior Credit Agreement.

     Section 4.11   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) DIMAC Holdings shall not, and shall cause each of its Restricted Subsidiaries to not, directly or indirectly, enter into or permit to exist any transaction or series of related transactions that are similar or part of a common plan (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "AFFILIATE TRANSACTION"), unless (i) the terms of such Affiliate Transaction are no less favorable to DIMAC Holdings or the applicable Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1,000,000, the terms of such Affiliate Transaction have been approved by a majority of the members of the Board of Directors of DIMAC Holdings and by a majority of the disinterested members of such Board of Directors, if any (and such majority or majorities, as the case may be, determines pursuant to a resolution of such Board of Directors that such Affiliate Transaction satisfies the criterion in clause (i) of this paragraph (a)); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5,000,000, DIMAC Holdings has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to DIMAC Holdings or such Restricted Subsidiary, as the case may be, from a financial point of view.

          (b) The provisions of paragraph (a) of this Section 4.11 will not prohibit (i) any Restricted Payment (as defined in the DIMAC Operating Indenture as in effect on the Initial Issue Date) permitted to be paid pursuant to Section 4.7 (and in the case of Permitted Investments (as defined in the DIMAC Operating Indenture as in effect on the Initial Issue
     Date), only those described in clauses (v), (vi) and (ix) of the definition of Permitted Investments (as set forth in the DIMAC Operating Indenture as in effect on the Initial Issue Date)), (ii) the performance of the obligations of DIMAC Holdings or any of its Restricted Subsidiaries under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation to, and indemnity provided on behalf of, employees, officers, directors or consultants (excluding under the Advisory Services Agreement) in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between DIMAC Holdings or any of its Wholly-Owned Subsidiaries, (vi) the payment of fees and expenses under the Advisory Services Agreement as in effect on the Initial Issue Date or
     (vii) payments by DIMAC Operating and any of its Restricted Subsidiaries pursuant to the Tax Sharing Agreement (viii) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of DIMAC Operating.

     Section 4.12   LIMITATION ON LIENS.

     DIMAC Holdings shall not create or suffer to exist any Liens other than Permitted Liens upon any assets of DIMAC Holdings (including without limitation, any shares of Capital Stock of DIMAC Operating).

     Section 4.13   CORPORATE EXISTENCE.

     Subject to Article V, DIMAC Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Restricted Subsidiaries') rights (charter and statutory), licenses and franchises; PROVIDED, that DIMAC Holdings shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of DIMAC Holdings on behalf of DIMAC Holdings shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of DIMAC Holdings and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

     Section 4.14   REPURCHASE UPON A CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, DIMAC Holdings shall notify the Trustee in writing thereof and shall make an offer to purchase all of the Notes then outstanding as described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (the "Change of Control Payment").

          (b) The Change of Control Offer shall be made in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, DIMAC Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

          (c) Within 30 days following any Change of Control, DIMAC Holdings shall commence the Change of Control Offer by mailing to the Trustee and each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state that:

                    (i) the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

                    (ii) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                    (iii) that any Note not tendered for payment pursuant to the Change of Control Offer shall continue to accrue interest in accordance with the terms thereof;

                    (iv) that, unless DIMAC Holdings defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

                    (v) that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                    (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                    (vii) that a Holder whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof;

                    (viii) the instructions that Holders must follow in order to tender their Notes; and

                    (ix) the circumstances and relevant facts regarding such Change of Control.

          (d) On the Change of Control Payment Date, DIMAC Holdings shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating that the Notes or portions thereof tendered to DIMAC Holdings are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, PROVIDED, that each such new Note will be in principal amount of $1,000 or an integral multiple thereof.

          (e) DIMAC Holdings shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

          (f) DIMAC Holdings shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Section 4.15   MAINTENANCE OF PROPERTIES.

     DIMAC Holdings shall, and shall cause each of its Restricted Subsidiaries to maintain its properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of DIMAC Holdings and its Restricted Subsidiaries taken as a whole; PROVIDED, that nothing herein shall prevent DIMAC Holdings or any of its Restricted Subsidiaries from discontinuing any maintenance of any such properties if DIMAC Holdings determines that such discontinuance is desirable in the conduct of the business of DIMAC Holdings and its Restricted Subsidiaries taken as a whole.

     Section 4.16   MAINTENANCE OF INSURANCE.

     DIMAC Holdings shall, and shall cause each of its Restricted Subsidiaries to, maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

     Section 4.17   INVESTMENT COMPANY ACT.

     DIMAC Holdings shall not, and shall cause each of its Subsidiaries to not, become an investment company subject to registration under the Investment Company Act of 1940, as amended.

     Section 4.18   OWNERSHIP OF SUBSIDIARIES.

     DIMAC Holdings shall at all times own, directly or indirectly, 100% of the Equity Interests of DIMAC Operating.

     Section 4.19   LIMITATION ON BUSINESS.

     DIMAC Holdings shall not conduct or operate any business, perform any obligations, incur any Indebtedness (other than as permitted under Section 4.9(a)) or hold any assets; PROVIDED, HOWEVER, that DIMAC Holdings may own 100% of the Equity Interests of DIMAC Operating, may hold cash or Cash Equivalents, may perform its obligations pursuant to the Securities Purchase Agreement, this Indenture, the Notes, the Registration Rights Agreement, the Warrant Agreement and the Stockholders' Agreement, may issue new shares of common stock, may pay its Taxes and may maintain its corporate existence. DIMAC Holdings shall cause each of its Restricted Subsidiaries to not engage in any business other than a Related Business.

     Section 4.20   EMPLOYEE PLANS.

     DIMAC Holdings shall not, and shall cause each of its Subsidiaries to not, directly or indirectly, (i) terminate any employee pension benefit plan subject to Title IV of ERISA if as a result of such termination DIMAC Holdings and its Subsidiaries, collectively, would incur a liability with respect to such plan in excess of $5,000,000 in the aggregate, or (ii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer plan if as a result of such withdrawal (within the meaning of Section 4201 of ERISA), DIMAC Holdings and its Subsidiaries, collectively, would incur a liability with respect to such plan in excess of $5,000,000 in the aggregate.

     As used in this Section 4.20, the terms "employee pension benefit plan" and "multiemployer plan" shall have the meanings assigned to such terms in Section 3 of ERISA.

     Section 4.21   COMPLIANCE WITH LAWS; MAINTENANCE OF LICENSES.

     DIMAC Holdings shall, and shall cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.22   AVAILABLE CASH.

     DIMAC Holdings shall not expend any cash, except for (i) the payment of the principal of (and premium, if any, on) the Notes, installments of interest on the Notes and any other amount required by the terms hereof or of the Notes to be paid in respect of the Notes, whether upon redemption, repurchase or otherwise, (ii) the payment of Taxes in compliance with the provisions of
Section 4.5, (iii) Capital Expenditures in compliance with the provisions of
Section 4.25, (iv) the payment of fees and expenses relating to filing of a registration statement with respect to the Notes pursuant to the Registration Rights Agreement and complying with the provisions of Section 4.3, (v) the payment of expenses incurred in the ordinary course of business, not to exceed an aggregate of $500,000 in any one fiscal year and (vi) the making of any payments expressly permitted pursuant to Section 4.7(a).

     Section 4.23   FISCAL YEARS.

     At all times, DIMAC Holdings shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, its fiscal year ending on December 31st.

     Section 4.24   LIMITATION ON ACQUISITIONS.

          (a)       DIMAC Holdings shall not make any Acquisition.

          (b) DIMAC Holdings shall cause each of its Restricted Subsidiaries to not make an Acquisition, unless:

                    (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, the consummation of such Acquisition; and

                    (ii) the Acquisition (A) is effected by way of (1) merger or consolidation of DIMAC Operating or any of its Restricted Subsidiaries so long as all of the Capital Stock of such other Person is acquired, (2) acquisition by DIMAC Operating or any of its Restricted Subsidiaries of assets or property that constitute all or substantially all of a business operating unit of another Person, or
          (3) acquisition by DIMAC Operating or any of its Restricted Subsidiaries of all of the Capital Stock in such other Person and (B) relates only to acquisitions of Productive Assets and is approved by the Board of Directors of the acquired Person (if applicable).

     Section 4.25   LIMITATION ON CAPITAL EXPENDITURES.

     DIMAC Holdings shall not make or incur Capital Expenditures in any fiscal year in an aggregate amount in excess of $250,000.

     Section 4.26   INSPECTION OF PROPERTIES AND RECORDS.

     DIMAC Holdings shall allow, and shall cause each of its Subsidiaries to allow, each Initial Purchaser and each Holder of at least $20,000,000 aggregate principal amount of Notes (or such Persons as any of them may designate) (individually and collectively, "INSPECTORS"), subject to appropriate agreements as to confidentiality, (i) to visit and inspect any of the properties of DIMAC Holdings or any of its Subsidiaries, (ii) to examine all their books of account, records, reports and other papers and to make copies and extracts therefrom,
(iii) to discuss their respective affairs, finances and accounts with their respective officers and employees, and (iv) to discuss the financial condition of DIMAC Holdings and its Subsidiaries with their independent accountants upon reasonable notice to DIMAC Holdings of its intention to do so and so long as DIMAC Holdings shall be given the reasonable opportunity to participate in such discussions (and by this provision DIMAC Holdings authorizes said accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be upon prior notice at such reasonable times and as often as may be reasonably requested. If a Default of an Event of Default shall have occurred and be continuing, DIMAC Holdings shall pay or reimburse all Inspectors for expenses which such Inspectors may reasonably incur in connection with any such visitations or inspections.

                                      ARTICLE V
                                      SUCCESSORS

     Section 5.1   WHEN DIMAC HOLDINGS MAY MERGE, ETC.

     DIMAC Holdings shall not consolidate or merge with or into (regardless of whether DIMAC Holdings is the surviving corporation), or transfer all or substantially all of its properties or assets (determined on a consolidated basis for DIMAC Holdings and its Subsidiaries) in one or more related transactions to, any other Person unless:

          (a) DIMAC Holdings is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than DIMAC Holdings) or to which such transfer has been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia,

          (b) the Person formed by or surviving any such consolidation or merger (if other than DIMAC Holdings) or the Person to which such transfer has been made assumes all the Obligations of DIMAC Holdings, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Registration Rights Agreement,

          (c) immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of Default exists or would occur and

          (d) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated Net Worth of such surviving entity must be equal to or greater than that of DIMAC Holdings immediately prior to giving effect to such transaction.

     DIMAC Holdings shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel, stating that all conditions precedent to the proposed transaction provided for in this Indenture have been complied with, and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (d) of this Section 5.1.

     For purposes of this Section 5.1, the transfer of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of DIMAC Holdings, which properties and assets, if held by DIMAC

Holdings instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of DIMAC Holdings on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of DIMAC Holdings.

     Section 5.2   SUCCESSOR SUBSTITUTED.

     In the event of any transaction (other than a lease) contemplated by
Section 5.1 in which DIMAC Holdings is not the surviving Person, the successor formed by such consolidation or into or with which DIMAC Holdings is merged or to which such transfer is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, DIMAC Holdings and DIMAC Holdings shall be discharged from its Obligations under this Indenture, the Notes and the Registration Rights Agreement, with the same effect as if such successor Person had been named as DIMAC Holdings herein or therein.

     Section 5.3   PLAN OF LIQUIDATION.

     DIMAC Holdings shall not in a single transaction or through a series of related transactions, adopt a Plan of Liquidation.

                                      ARTICLE VI
                                DEFAULTS AND REMEDIES

     Section 6.1   EVENTS OF DEFAULT.

          (a)       "EVENT OF DEFAULT" occurs if:

                    (i) DIMAC Holdings defaults in the payment of interest on any Note or any other amount payable hereunder when the same becomes due and payable and the Default continues for a period of five (5) days (it being understood that the issuance of PIK Notes in accordance with the provisions of Section 1 of the Notes shall not constitute any Event of Default under this clause (i));

                    (ii) DIMAC Holdings defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon redemption or otherwise (including, without limitation, the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer);

                    (iii) DIMAC Holdings defaults in the performance of or breaches the provisions of Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.18, 4.20, 4.22, 4.23, 4.24, 4.25, 4.26, or Article V or the
          provisions of Section 1.14 of the Securities Purchase Agreement;

                    (iv) if (i) DIMAC Holdings or DIMAC Operating fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture or with any of its agreements or covenants in the Securities Purchase Agreement and (ii) the Default continues for 30 days after written notice thereof has been given to DIMAC Holdings by the Trustee or to DIMAC Holdings and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a "Notice of Default;"

                    (v) if (i) DIMAC Holdings or any of its Restricted Subsidiaries defaults in the payment of principal or interest payments under the DIMAC Operating Notes or the DIMAC Operating Indenture or the Senior Credit Agreement, regardless of the principal amount of the Indebtedness outstanding thereunder, (ii) DIMAC Holdings or any of its Restricted Subsidiaries defaults in the payment of principal or interest payments under any loan agreement, note, mortgage, indenture or instrument (including without limitation the DIMAC Operating Indenture and the Senior Credit Agreement) under which there may be issued or by which there may be secured or evidenced any other Indebtedness of DIMAC Holdings or any of its Restricted Subsidiaries for borrowed money (or the payment of which is guaranteed by DIMAC Holdings or any of its Restricted Subsidiaries), whether such indebtedness or guarantee now exists or shall be created hereafter, and the principal amount of such indebtedness, together with the principal amount of any other such indebtedness for which there is a default in the payment of interest, premium, if any, or principal, aggregates $3,000,000 or more or (iii) an event of default occurs under any loan agreement, note, mortgage, indenture or instrument which shall represent a default in payment upon final maturity or otherwise results in the acceleration of such indebtedness prior to its expressed maturity and the principal amount of such indebtedness, together with the principal amount of any other such indebtedness with respect to which there has been a default in payment upon final maturity or the maturity of which has been so accelerated and has not been paid, aggregates $3,000,000 or more;

                    (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against DIMAC Holdings, DIMAC Operating or any Subsidiary of DIMAC Holdings or DIMAC Operating and such remains undischarged for a period (during which execution shall not be effectively stayed) of thirty
          (30) days, PROVIDED that the aggregate of all such judgments (which are not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) exceeds $3,000,000;

                    (vii) repudiation by DIMAC Holdings of its obligations under this Indenture or the Notes, or the unenforceability of this Indenture or the Notes against DIMAC Holdings for any reason;

                    (viii) the filing by DIMAC Holdings or any of its Subsidiaries (any such Person, a "DEBTOR") of a petition commencing a voluntary case under Section 301 of Title 11 of the United States Code, or the commencement by a Debtor of a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, including without limitation the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

                    (ix) the filing against a Debtor of a petition commencing an involuntary case under Section 303 of Title 11 of the United States Code, with respect to which case (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, an order of relief, (b) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (c) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or the commencement under any other Bankruptcy Law of a case or proceeding against a Debtor seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof; or

                    (x) the entry by a court of competent jurisdiction of a judgment, decree or order appointing a receiver, liquidator, trustee, custodian or assignee of a Debtor or of the property of a Debtor, or directing the winding up or liquidation of the affairs or property of a Debtor, and (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree, or order, or (b) such judgment, decree or order is in full force and effect and is not stayed on the 60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect.

          (b) DIMAC Holdings shall, upon becoming aware that a Default or Event of Default has occurred, deliver to the Trustee a statement specifying such Default or Event of Default and what action DIMAC Holdings is taking or proposes to take with respect thereto.

     Section 6.2   ACCELERATION.

     If an Event of Default (other than an Event of Default specified in clause
(viii), (ix) or (x) of Section 6.1(a)) occurs and is continuing, the Trustee by written notice to DIMAC Holdings, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to DIMAC Holdings and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (viii), (ix) or (x) of Section 6.1(a) occurs, all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to DIMAC Holdings and the Trustee, may rescind and annul such declaration and its consequences if (a) DIMAC Holdings has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clause (viii), (ix) or
(x) of Section 6.1(a)) on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; (b) all Events of Default, other than the non-payment of principal of and interest on the Notes that have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

     Section 6.3   OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.4   WAIVER OF PAST DEFAULTS.

     Holders of a majority of the aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes (a) waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, any Note or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, and/or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.5   CONTROL BY MAJORITY.

     The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

     Section 6.6   LIMITATION ON SUITS.

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 30-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Section 6.7   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Section 6.8   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.1(a)(i) or 6.1(a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against DIMAC Holdings for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest or overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to DIMAC Holdings, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10   PRIORITIES.

     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          FIRST:  to the Trustee, its agents and attorneys for amounts due under
     Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

          THIRD: without duplication, to Holders for any other Obligations owing to the Holders under the Notes, this Indenture or the Registration Rights Agreement; and

          FOURTH: to DIMAC Holdings or to such party as a court of competent jurisdiction shall direct.

     The Trustee, upon written notice to DIMAC Holdings, may fix a record date and payment date for any payment to Holders.

     Section 6.11   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

     Section 6.12   PREMIUM ON ACCELERATION.

     In the event of an acceleration of the Notes upon an Event of Default occurring by reason of any willful action (or deliberate inaction) taken (or not taken) by or on behalf of DIMAC Holdings with the intention of avoiding payment of the premium that DIMAC Holdings would have had to pay if DIMAC Holdings had elected to redeem the Notes and such acceleration is not rescinded or annulled, the Holders shall be entitled to receive, in addition to any other payments to which they may be entitled, a premium equal to the percentages of principal set forth below if the declaration date of the acceleration occurs during the twelve month period commencing on October 22 of the year set forth below:

                         Year              % of Principal Amount
                         ----              ---------------------
                         1998                     115.500
                         1999                     113.950
                         2000                     112.400
                         2001                     110.850
                         2002                     109.300
                         2003                     107.750
                         2004                     106.200
                         2005                     104.650
                         2006                     103.100
                         2007                     101.550
                         2008                     100.000


                                     ARTICLE VII
                                       TRUSTEE

     Section 7.1   DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)       Except during the continuance of an Event of Default:

                    (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                    (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture (but need not confirm the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i)  This paragraph does not limit the effect of paragraph
          (d) of this Section 7.1.

                    (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Regardless of whether therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with DIMAC Holdings. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.2   RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from DIMAC Holdings shall be sufficient if signed by an Officer of DIMAC Holdings, on behalf of DIMAC Holdings.

          (f) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of DIMAC Holdings's covenants in
     Article IV. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a)(i), 6.1(a)(ii) and 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Responsible Officer of the Trustee shall have obtained actual knowledge.

     Section 7.3   INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with DIMAC Holdings or an Affiliate of DIMAC Holdings with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

     Section 7.4   TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for DIMAC Holdings's use of the proceeds from the Notes or any money paid to DIMAC Holdings or upon DIMAC Holdings's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     Section 7.5   NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if the Trustee has actual knowledge thereof (within the meaning of Section 7.2(f)), the Trustee shall mail to the Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders of the Notes.

     Section 7.6   REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. DIMAC Holdings shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     Section 7.7   COMPENSATION AND INDEMNITY.

     DIMAC Holdings shall pay to the Trustee from time to time such compensation as shall be agreed to in writing by DIMAC Holdings and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. DIMAC Holdings shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

     DIMAC Holdings shall indemnify the Trustee and any predecessor against any and all losses, liabilities, damages, claims or expenses incurred by the Trustee without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture (including the costs and expenses of enforcing this Indenture against DIMAC Holdings and defending itself against any claim (regardless of whether asserted by DIMAC Holdings or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder), except as set forth below. The Trustee shall notify DIMAC Holdings promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify DIMAC Holdings shall not relieve DIMAC Holdings of its obligations hereunder. DIMAC Holdings shall defend the claim and the Trustee shall cooperate in the defense. In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of DIMAC Holdings and the Trustee by the same counsel, the Trustee may have separate counsel and DIMAC Holdings shall pay the reasonable fees and expenses of such counsel. DIMAC Holdings need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of DIMAC Holdings under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     DIMAC Holdings need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

     To secure DIMAC Holdings's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(viii), (ix) or (x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section 7.7 shall survive the termination of this Indenture.

     Section 7.8   REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8 and upon DIMAC Holdings's receipt of notice from the successor Trustee of such appointment.

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying DIMAC Holdings. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and DIMAC Holdings. DIMAC Holdings may remove the Trustee if:

          (a)       the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)       the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, DIMAC Holdings shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by DIMAC Holdings.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, DIMAC Holdings or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to DIMAC Holdings. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, DIMAC Holdings's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee, and DIMAC Holdings shall pay to any such replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

     Section 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation without any further act shall be the successor Trustee.

     Section 7.10   ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operations of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of DIMAC Holdings are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST DIMAC HOLDINGS.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to DIMAC Holdings, as obligor on the Notes.

                                     ARTICLE VIII
                 DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Section 8.1   DISCHARGE; OPTION TO EFFECT LEGAL OR COVENANT DEFEASANCE.

     This Indenture shall cease to be of further effect (except that DIMAC Holdings's obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and DIMAC Holdings has paid all sums payable hereunder. In addition, DIMAC Holdings may elect at any time to have Section
8.2 or Section 8.3, at DIMAC Holdings's option, of this Indenture applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article VIII.

     Section 8.2   LEGAL DEFEASANCE AND DISCHARGE.

     Upon DIMAC Holdings's exercise under Section 8.1 of the option applicable to this Section 8.2, except as set forth below, DIMAC Holdings shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). Following such Legal Defeasance, (a) DIMAC Holdings shall be deemed to have paid and discharged the entire indebtedness outstanding hereunder, and this Indenture shall cease to be of further effect as to all outstanding Notes, and (b) DIMAC Holdings shall be deemed to have satisfied all other of its obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of DIMAC Holdings, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust described in
     Section 8.5;

          (b) DIMAC Holdings's obligations under Sections 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7; and

          (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and DIMAC Holdings's obligations in connection therewith.


     Section 8.3   COVENANT DEFEASANCE.

     Upon DIMAC Holdings's exercise under Section 8.1 of the option applicable to this Section 8.3, DIMAC Holdings shall be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12,
4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26 and
Article V on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. Following such Covenant Defeasance, (a) DIMAC Holdings need not comply with, and shall not have any liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby, and (b) Sections 6.1(a)(iii) through 6.1(a)(vii) shall not constitute Events of Default with respect to the Notes.

     Section 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.2 or 8.3 to the outstanding Notes:

          (a) DIMAC Holdings shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it), in trust, for the benefit of the Holders, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such outstanding Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the holders of Notes must have a valid, perfected, exclusive security interest in such trust;

          (b) in the case of Legal Defeasance, DIMAC Holdings shall have delivered to the Trustee an Opinion of Counsel confirming that (i) DIMAC Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, DIMAC Holdings shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which DIMAC Holdings or any of its Subsidiaries is a party or by which DIMAC Holdings or any of its Subsidiaries is bound;

          (f) DIMAC Holdings shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by DIMAC Holdings with the intent of preferring the Holders over the other creditors of DIMAC Holdings with the intent of defeating, hindering, delaying or defrauding other creditors of DIMAC Holdings; and

          (g) DIMAC Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (a) through (f) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this Section 8.4, have been complied with.

          (h) In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, DIMAC Holdings must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of notice of such redemption or redemptions by the Trustee in the name and at the expense of DIMAC Holdings.

     Section 8.5   DEPOSITS TO BE HELD IN TRUST; OTHER MISCELLANEOUS
PROVISIONS.

     Subject to Section 8.6, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to
Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any).

     DIMAC Holdings shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     Section 8.6   REPAYMENT TO DIMAC HOLDINGS.

          (a) The Trustee or the Paying Agent shall deliver or pay to DIMAC Holdings from time to time upon the request of DIMAC Holdings any cash or U.S. Government Obligations held by it as provided in Section 8.4 which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          (b) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by DIMAC Holdings, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to DIMAC Holdings on its request; and the Holder of such Note shall thereafter look only to DIMAC Holdings for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of DIMAC Holdings cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to DIMAC Holdings.

     Section 8.7   REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the 91st day after the date of deposit pursuant to Section 8.2 or 8.3 which event would constitute an Event of Default under Section 6.1(a)(viii), (ix) or (x) had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then DIMAC Holdings's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 or 8.3, as the case may be; PROVIDED, HOWEVER, that, if DIMAC Holdings makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note following the reinstatement of its obligations, DIMAC Holdings shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                      ARTICLE IX
                                      AMENDMENTS

     Section 9.1   WITHOUT CONSENT OF HOLDERS.

          (a) DIMAC Holdings and the Trustee may amend or supplement this Indenture and the Notes without the consent of any Holder:

                    (i)  to cure any ambiguity, defect or inconsistency;

                    (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                    (iii)  to comply with Article V;

                    (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder or thereunder of any Holder; or

                    (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of DIMAC Holdings, accompanied by a resolution of the Board of Directors of DIMAC Holdings authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 required or requested by the Trustee, the Trustee shall join with DIMAC Holdings in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 9.2   WITH CONSENT OF HOLDERS.

          (a) Subject to Sections 6.4 and 6.7, DIMAC Holdings and the Trustee, as applicable, may amend, or waive any provision of, this Indenture or the Notes, with the written consent of the Holders of at least a majority of the principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

          (b) Upon the request of DIMAC Holdings, accompanied by a resolution of the Board of Directors of DIMAC Holdings authorizing the execution of any such supplemental indenture or amendment, and upon filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with DIMAC Holdings in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          (c) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

          (d)       After a supplemental indenture or amendment under this
     Section 9.2 becomes effective, DIMAC Holdings shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of DIMAC Holdings to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

          (e) Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this Section
     9.2 may not (with respect to any Notes held by a non-consenting Holder):

                    (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                    (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                    (iii) reduce the principal of, or the premium (including, without limitation, redemption premium) on, or change the fixed maturity of any Note or alter the provisions with respect to payment on redemption of the Notes or the price at which DIMAC Holdings shall offer to purchase such Notes pursuant to Section 4.10 or 4.14;

                    (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holder rescinds such acceleration pursuant to Section 6.2);

                    (v) make any Note payable in money other than that stated in the Notes;

                    (vi)  make any change in Section 6.4 or 6.7 or in this
          Section 9.2 with respect to the requirement for the consent of any affected Holder; or

                    (vii) make any change adversely affecting the contractual ranking of the Obligations of DIMAC Holdings under the Notes, this Indenture and the Registration Rights Agreement.

     Section 9.3   COMPLIANCE WITH TRUST INDENTURE ACT.

     If, at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     Section 9.4   REVOCATION AND EFFECT OF CONSENTS.

     Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     DIMAC Holdings may, but shall not be obligated to, fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If DIMAC Holdings fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as DIMAC Holdings shall designate.

     Section 9.5   NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. DIMAC Holdings in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

     Section 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon DIMAC Holdings in accordance with its terms. DIMAC Holdings may not sign an amendment or supplemental indenture until the Board of Directors of DIMAC Holdings approves it.

                                      ARTICLE X
                                    MISCELLANEOUS

     Section 10.1   TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

     Section 10.2   NOTICES.

     Any notice or communication by DIMAC Holdings or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

     If to DIMAC Holdings:

     DIMAC Holdings, Inc.
     5775 Peachtree Dunwoody Road, Suite C-150
     Atlanta, Georgia 30342
     Attention:  Chief Financial Officer
     Telecopier No.: (404) 705-9929


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

     If to the Trustee:

     Wilmington Trust Company
     1100 North Market Street
     Attention: Corporate Trust Administration
     Telecopier No.: (302) 651-8882

     DIMAC Holdings or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

     Any notice or communication to a Holder shall be mailed by first-class mail, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, regardless of whether the addressee receives it.

     If DIMAC Holdings mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     Section 10.3   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. DIMAC Holdings, the Trustee, the Registrar and any other person shall have the protection of TIA
Section  312(c).

     Section 10.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by DIMAC Holdings to the Trustee to take any action under this Indenture, DIMAC Holdings shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

     Section 10.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to regardless of whether such covenant or condition has been complied with; and

          (d) a statement as to regardless of whether, in the opinion of such Person, such condition or covenant has been complied with,

PROVIDED that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

     Section 10.6   RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 10.7   LEGAL HOLIDAYS.

     If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 10.8   NO RECOURSE AGAINST OTHERS.

     No director, officer, employee, incorporator, stockholder or controlling person of DIMAC Holdings, as such, shall have any liability for any obligations of DIMAC Holdings under the Notes, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

     Section 10.9   GOVERNING LAW.

     THIS INDENTURE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. DIMAC HOLDINGS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. DIMAC HOLDINGS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING

BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. DIMAC HOLDINGS IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO DIMAC HOLDINGS AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST DIMAC HOLDINGS IN ANY OTHER JURISDICTION.

     Section 10.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of DIMAC Holdings or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 10.11  SUCCESSORS.

     All agreements of DIMAC Holdings in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 10.12  SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.13  COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 10.14  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                              (SIGNATURE PAGES FOLLOW.)

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                                        DIMAC HOLDINGS, INC.


                                        By: /s/ Martin R. Lewis
                                            ----------------------------------
                                        Name: Martin R. Lewis

                                        Title: Chief Executive Officer

Attest:


       James Wu
      -----------------------
Name:  James Wu
Title: Vice President







                                        TRUSTEE:

                                        WILMINGTON TRUST COMPANY,
                                        as Trustee


                                        By: /s/ Donald G. MacKelcan
                                            ------------------------------------
                                        Name:   Donald G. MacKelcan

                                        Title:  Assistant Vice President

                                                                       EXHIBIT A
                                  (Face of Security)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO DIMAC HOLDINGS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH DIMAC HOLDINGS OR ANY AFFILIATE OF DIMAC HOLDINGS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) ONLY (A) TO DIMAC HOLDINGS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO DIMAC HOLDINGS'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS OCTOBER 22, 1998. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT 5775 PEACHTREE DUNWOODY ROAD, SUITE C-150, ATLANTA, GA, TELECOPY NO.
(404) 705-9929.

                                 DIMAC HOLDINGS, INC.
                       151/2% Senior Note due October 22, 2009

No.                                                         $ __________________
                                                            CUSIP NO.

     DIMAC Holdings, Inc., a Delaware corporation ("DIMAC Holdings"), as obligor, for value received promises to pay to __________________ or registered assigns, the principal sum of ___________________ Dollars on October 22, 2009.
     Interest Payment Dates: March 31, June 30, September 30 and December 31 and on the maturity date.
     Record Dates: March 15, June 15, September 15 and December 15 (regardless of whether a Business Day).
     Reference is hereby made to the further provisions hereof set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, DIMAC Holdings has caused this 151/2% Senior Note due October 22, 2009 to be signed manually or by facsimile by its duly authorized officers.

                                        DIMAC HOLDINGS, INC.
Dated:
Attest:                                 By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Trustee's Certificate of Authentication:
This is one of the 151/2% Senior Notes due October 22, 2009 referred to in the within-mentioned Indenture.
WILMINGTON TRUST COMPANY, as Trustee

By:
    --------------------------
       AUTHORIZED SIGNATORY

______________________________

  (1) This paragraph should be included only if the Note is issued in global form.

                                  (Back of Security)

                                DIMAC HOLDINGS, INC.

                       151/2% Senior Note due October 22, 2009

     1. INTEREST. DIMAC Holdings, Inc., a Delaware corporation ("DIMAC HOLDINGS"), promises to pay interest in cash on the principal amount of this 151/2% Senior Note due October 22, 2009 (this "Note") at 151/2% per annum from October 22, 1998 until maturity. DIMAC Holdings will pay interest on this Note quarterly on March 31, June 30, September 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE") to the registered Holder of hereof at the close of business on the March 15, June 15, September 15 or December 15, next preceding the Interest Payment Date, even if this Note is cancelled after such record date and on or before such Interest Payment Date; PROVIDED, that the first Interest Payment Date shall be December 31, 1998. Notwithstanding the foregoing, with respect to any installment of interest on this Note due on an Interest Payment Date that occurs on or prior to September 30, 2003, in lieu of paying all of such installment of interest in cash, DIMAC Holdings may pay all of such installment (or a portion thereof) by issuing to each such Holder of record an additional Note in an aggregate principal amount equal to the amount of interest due to such Holder on the applicable Interest Payment Date and not paid in cash. Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance hereof. DIMAC Holdings shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on all due and unpaid amounts outstanding under the Notes (including overdue installments of principal, premium, if any, or interest), from time to time on demand at a rate equal to 161/2% per annum, compounded quarterly, to the extent lawful. PIK Notes issued in accordance with the terms hereof shall not constitute unpaid amounts hereunder. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. Except as provided in Section 1 hereof, DIMAC Holdings shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. This Note is payable, as to principal and interest, at the offices of a Paying Agent. DIMAC Holdings, however, may pay interest by mailing a check and/or an additional Note on or before the applicable due date to the Holder at the Holder's registered address.

     3. PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. DIMAC Holdings may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, DIMAC Holdings or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. DIMAC Holdings has issued this Note under an Indenture dated as of October 22, 1998 (the "INDENTURE") between DIMAC Holdings and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and the Holder hereof is referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Notes are general senior obligations of DIMAC Holdings. The Notes are limited to $30,000,000 in aggregate principal amount plus the aggregate principal amount of any additional Notes issued in accordance with
Section 1 hereof in lieu of a portion of any cash interest payments.

     5.   REDEMPTION.

     (a) The Notes are not redeemable at DIMAC Holdings's option prior to October 22, 2002. DIMAC Holdings may redeem all or any of the Notes, in whole or in part, at any time on or after October 22, 2002, at a redemption price equal to the percentages of the principal amount thereof set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning October 22 of the years indicated below.


                    Year           Redemption Price
                    ----           ----------------
                    2002           109.300%
                    2003           107.750%
                    2004           106.200%
                    2005           104.650%
                    2006           103.10%


                    Year           Redemption Price
                    ----           ----------------
                    2007           101.550%
                    2008           100.0%


     (b) If, on or before October 22, 2002, there is a Qualified Public Equity Offering of DIMAC Holdings, DIMAC Holdings may, within thirty (30) days of the consummation of such Qualified Public Equity Offering, redeem all or any of the Notes, in whole or in part, at a redemption price equal to 107.75% of the aggregate principal amount of Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

     (c)  There shall be no mandatory redemption of the Notes.

     6. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least thirty (30) days but not more than sixty (60) days before a Redemption Date by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address; PROVIDED, HOWEVER, that notice of redemption pursuant to
Section 5(b) hereof shall be mailed within ten (10) days after the consummation of the Qualified Public Equity Offering referenced therein. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. If, on or prior to the Redemption Date, DIMAC Holdings deposits in a segregated account or otherwise sets aside funds sufficient to pay the Redemption Price of the Notes called for redemption, then, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption, unless DIMAC Holdings defaults in paying the redemption price.

     7. OFFERS TO REPURCHASE. Following the occurrence of any Change of Control, DIMAC Holdings will be required to offer to purchase all outstanding Notes upon the terms set forth in the Indenture. Following the occurrence of an Asset Sale, DIMAC Holdings will be required to apply the Excess Net Cash Proceeds therefrom to an offer to purchase outstanding Notes upon the terms set forth in the Indenture.

     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and DIMAC Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and DIMAC Holdings need not exchange or register the transfer (i) of any Note or portion of a Note selected for redemption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     9. PERSONS DEEMED OWNERS. Unless otherwise required by applicable law, the registered Holder of a Note shall be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.

     10. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except certain payment defaults) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of DIMAC Holdings's obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights under the Indenture of any Holder or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

     11.  DEFAULTS AND REMEDIES.   If an Event of Default occurs and is
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare by written notice to DIMAC Holdings and the Trustee all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. DIMAC Holdings must furnish an annual compliance certificate to the Trustee.

     12. TRUSTEE DEALINGS WITH DIMAC HOLDINGS. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for DIMAC Holdings or its Affiliates, and may otherwise deal with DIMAC Holdings or its Affiliates, as if it were not the Trustee.

     13. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of DIMAC Holdings, as such, shall have any liability for any obligations of DIMAC Holdings under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

     14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, DIMAC Holdings has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     17. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW. TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, DIMAC HOLDINGS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. DIMAC HOLDINGS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEEDING AGAINST DIMAC HOLDINGS IN ANY OTHER JURISDICTION.

     [18. HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT. Each Holder of a Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of October 22, 1998, among DIMAC Holdings and the parties named on the signature page thereof (the "REGISTRATION RIGHTS AGREEMENT"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of DIMAC Holdings and the Purchasers (as defined therein) to the extent provided therein.](2)

     DIMAC Holdings shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: DIMAC Holdings, Inc., 5775 Peachtree Dunwoody Road, Suite C-150, Atlanta, Georgia 30342 Attention: Chief Financial Officer.


_________________________

  (2)     This paragraph should only be included in the Series A Notes.

                                   ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:


--------------------------------------------------------------------------------
     (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________ as agent to transfer this Note on the books of DIMAC Holdings. The agent may substitute another to act for him.



--------------------------------------------------------------------------------


Date:
      -------------------

                         Your Signature:
                                         ---------------------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Note)

                         Tax Identification Number:
                                                    ----------------------------

Signature Guaranty*




_______________

*    NOTICE:        The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                    (1)  The Securities Transfer Agent Medallian Program
                         (STAMP);
                    (2)  The New York Stock Exchange Medallian Program (MSP);
                    (3)  The Stock Exchange Medallian Program (SEMP).

                          OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by DIMAC Holdings pursuant to Section 4.10 or Section 4.14 of the Indenture, as the case may be, state the amount you elect to have purchased (if all, write "ALL"):

$___________________



Date:
      --------------



                         Your Signature:
                                         ---------------------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Note)

Signature Guaranty*




_______________

*    NOTICE:        The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                    (1)  The Securities Transfer Agent Medallian Program
                         (STAMP);
                    (2)  The New York Stock Exchange Medallian Program (MSP);
                    (3)  The Stock Exchange Medallian Program (SEMP).

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES (3)


          The following exchanges of a part of this Global Note for Definitive Notes have been made:


                                                                                    Principal Amount of this Global
                  Amount of decrease in Principal  Amount of increase in Principal  Note following such decrease
Date of Exchange  Amount of this Global Note       Amount of this Global Note       (or increase)
-------------------------------------------------------------------------------------------------------------------


Signature of authorized
officer of Trustee
-----------------------


_______________

  (3)     This should only be included if the Note is issued in global form.

                                                                       EXHIBIT B
                      CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                         OR REGISTRATION OF TRANSFER OF NOTES

Re: [Series A] [Series B] 151/2% Senior Notes due October 22, 2009 (the "NOTES") of DIMAC Holdings, Inc.


     This Certificate relates to $_________________________ principal amount of Notes held in */ / book-entry or */ / definitive form by _______________________ (the "TRANSFEROR").

The Transferor, by written order, has requested the Trustee:

/ / to deliver in exchange for its beneficial interest in the Global Note held by the depository, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

/ / to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") because such Note:

     / /  is being acquired for the Transferor's own account, without transfer;

     / /  is being transferred pursuant to an effective registration statement;

     / / is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

     / / is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**

     / / is being transferred pursuant to Rule 144 under the Securities Act;** or

     / / is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain: ____________ _________________________________________________________________).**



                                        [INSERT NAME OF TRANSFEROR]

                                        By:
                                            -------------------------------


Date:
      ------------------------

     *    Check applicable box.
     ** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.


                                         B-2